Exhibit 99.1

Enertopia Corporation Announces 2024 Annual and Special Meeting Results

Kelowna, British Columbia--(Newsfile Corp. - May 21, 2024) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is pleased to provide the following update.

Enertopia held its Annual and Special Meeting of Shareholders ("AGM" or "the meeting") on May 17, 2024. During the business portion of the meeting, shareholders approved all resolutions brought forward, including voting in favour of the consolidation proposal of our issued and outstanding shares of common stock.

Voting results for all resolutions and advisory votes are below:

1. Proposal: Election of Directors

The three director nominees were elected. Votes were received as follows:

Nominee	Votes for	Percent	Withheld	Percent
Robert McAllister	23,141,653	97.33	634,002	2.67
Kevin Brown	22,823,162	96.00	952,493	4.00
John Nelson	22,829,862	96.02	945,793	3.98

2. Proposal: Appointment of Auditors

The appointment of Davidson & Company LLP as Enertopia's auditor was approved. Votes were received as follows:

Votes for	Percent	Against	Percent
53,282,866	98.03	1,072,075	1.97

3. Proposal: Consolidation of our issued and outstanding shares of common stock

The special resolution to approve the Company's share consolidation was approved. Votes were received as follows:

Votes for	Percent	Against	Percent
42,421,554	78.05	11,933,387	21.95

4. Proposal: Advisory Vote on Executive Compensation

The advisory vote to accept the Company's approach to executive compensation was supported by shareholders. Votes were received as follows:

Votes for	Percent	Against	Percent
21,309,866	89.63	2,465,789	10.37

"We appreciate the time and effort our shareholders took to vote. Your support is an integral part of our path forward. We look forward to providing technology and property updates over the coming weeks and months," stated President and CEO Robert McAllister.

About Enertopia:

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are listed for trading in Canada and quoted in the United States under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mineral exploration or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the drilling will result in an economic deposit or have any positive impact on Enertopia. There can be no assurance that the three pending patents will become patents and will have a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC Markets and the CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.